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                                                                Exhibit 10.11(b)

                              INSTRUMENT AMENDING

                        LYONDELL PETROCHEMICAL COMPANY

               ELECTIVE DEFERRAL PLAN FOR NON-EMPLOYEE DIRECTORS


LYONDELL PETROCHEMICAL COMPANY hereby amends the Lyondell Petrochemical Company Elective Deferral Plan for Non-Employee Directors, effective August 1, 1997, to read as follows:

SECTION 1.3. DEFINITIONS, Subsection (f), Change in Control, is amended to read as follows:

     (f) Change in Control shall be deemed to have occurred as of the date that one or more of the following occurs:

          (i) Individuals who, as of the date hereof, constitute the entire Board of Directors of the Company ("Incumbent Directors") cease for any reason to constitute at least a majority of the Board; provided, however,
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     that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the then Incumbent Directors shall be considered as though such individual was an Incumbent Director, but excluding, for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, as such terms are used in Rule 14a-11 under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of any Person (as defined below) other than the Board; provided,
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     further, that in the event ARCO at any time determines to achieve minority
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     representation on the Company's Board of Directors approximately equal to its then ownership percentage of the Company's common stock, its implementation of such determination through the election of ARCO employees as directors of the Company shall not be deemed to be a Change in Control and such ARCO employees shall constitute Incumbent Directors;

          (ii) The stockholders of the Company shall approve (A) any merger, consolidation or recapitalization of the Company (or, if the capital stock of the Company is affected, any subsidiary of the Company), or any sale, lease, or other
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     transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company (each of the foregoing being an "Acquisition Transaction") where (1) the shareholders of the Company immediately prior to such Acquisition Transaction would not immediately after such Acquisition Transaction beneficially own, directly or indirectly, shares or other ownership interests representing in the aggregate eighty percent (80%) or more of (a) the then outstanding common stock or other equity interests of the corporation or other entity surviving or resulting from such merger, consolidation or recapitalization or acquiring such assets of the Company, as the case may be (the "Surviving Entity") (or of its ultimate parent corporation or other entity, if any), and (b) the Combined Voting Power of the then outstanding Voting Securities of the Surviving Entity (or of its ultimate parent corporation or other entity, if any) or
     (2) the Incumbent Directors at the time of the initial approval of such Acquisition Transaction would not immediately after such Acquisition Transaction constitute a majority of the Board of Directors, or similar managing group, of the Surviving Entity (or of its ultimate parent corporation or other entity, if any), or (B) any plan or proposal for the liquidation or dissolution of the Company;

          (iii) Any Person except for ARCO shall be or become the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate more than twenty percent (20%) of either (A) the then outstanding shares of common stock of the Company ("Common Shares") or (B) the Combined Voting Power of all then outstanding Voting Securities of the Company; provided, however, that notwithstanding the foregoing, a "Change of
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     Control" shall not be deemed to have occurred for purposes of this
     Subsection (iii).

                (1) Solely as a result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (a) the proportionate number of Common Shares beneficially owned by any Person to more than twenty percent (20%) of the Common Shares then outstanding, or (b) the proportionate voting power represented by the Voting Securities beneficially owned by any Person to more than twenty percent (20%) of the Combined Voting Power of all then outstanding Voting Securities; or

                (2) Solely as a result of an acquisition of securities directly from the Company except for any conversion of a security that was not acquired directly from the Company,

     provided, further, that if any Person referred to in paragraph (1) or (2)
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     of this Subsection (iii) shall thereafter become the beneficial owner of any additional Common Shares or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction), then a "Change of Control" shall be deemed to have occurred for purposes of this Subsection (iii); or

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          (iv) ARCO shall become the owner, directly or indirectly, of securities of the Company representing in the aggregate more than fifty percent (50%) of either (i) the then outstanding Common Shares or (ii) the Combined Voting Power of all then outstanding Voting Securities of the Company except as the result of an acquisition of securities by the Company which, by reducing the number of Common Shares or other Voting Securities outstanding, increases (x) the proportionate number of Common Shares beneficially owned by ARCO to more than fifty percent (50%) of the Common Shares then outstanding, or (y) the proportionate voting power represented by the Voting Securities beneficially owned by ARCO to more than fifty percent (50%) of the Combined Voting Power of all then outstanding Voting Securities; provided, however, that if thereafter ARCO becomes the
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     beneficial owner of any additional Common Shares or other Voting Securities of the Company (other than pursuant to a stock split, stock dividend or similar transaction) the exception provided above shall no longer apply;

     provided, further, that for purposes of this Subsection (iv, neither record
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     ownership of common stock of the Company by the Trustee for ARCO's 401(a)
     qualified plans nor beneficial ownership of common stock of the Company by any of ARCO's directors for their personal account shall be deemed to constitute "indirect" ownership of common stock of the Company by ARCO;

     provided, further, that notwithstanding any contrary provision of this
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     Agreement, no Change in Control shall be deemed to have occurred pursuant to this Subsection (iv) if as a result of an inadvertent act ARCO becomes the owner, directly or indirectly, of additional Common Shares or Voting Securities and such securities are sold or otherwise disposed of by ARCO within 30 days after ARCO discovers, or is notified by the Company as to, the potential Change of Control resulting from such ownership, so that, as a result of such subsequent sale or other disposition by ARCO, no Change in Control would otherwise be deemed to have occurred pursuant to the terms (excluding this proviso) of this Subsection (iv).

          Notwithstanding any of the foregoing, no Change in Control shall be deemed to have occurred as a result solely of (i) the registration by ARCO of the Exchangeable Notes pursuant to the Registration Statement, (ii) the issuance and sale by ARCO of the Exchangeable Notes to the underwriters in accordance with the Registration Statement, (iii) prior to the maturity of the Exchangeable Notes, purchases and sales of the Exchangeable Notes, or
     (iv) a transaction in which assets of the Company are contributed to an entity pursuant to the creation of a partnership under the terms of certain agreements authorized by the Incumbent Directors on July 25, 1997.

     (v)  For purposes of this Section 1.3:

          (1) "Affiliate" shall mean, as to a specified Person, another Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the specified Person, within the meaning of such

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     terms as used in Rule 405 under the Securities Act of 1933, as amended, or any successor rule.

          (2) "ARCO" shall mean Atlantic Richfield Company and any of its Affiliates, excluding the Company.

          (3) "Combined Voting Power" shall mean the aggregate votes entitled to be cast generally in the election of the Board of Directors, or similar managing group, of a corporation or other entity by holders of then outstanding Voting Securities of such corporation or other entity.

          (4) "Exchangeable Notes" shall mean the debt securities exchangeable upon maturity, at ARCO's option, into shares of the Company's common stock or cash, as such debt securities are described in the Registration Statement.

          (5) "LCR" shall mean LYONDELL-CITGO Refining Company Ltd., a Limited Liability Company organized under the laws of the State of Texas.

          (6) "Person" shall mean any individual, entity (including, without limitation, any corporation, partnership, trust, joint venture, association or governmental body) or group (as defined in Sections 14(d)(3) or 15(d)(2) of the Exchange Act and the rules and regulations thereunder); provided,
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     however, that Person shall not include the Company or LCR, any of their
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     subsidiaries, any employee benefit plan of the Company or LCR or any of their majority-owned subsidiaries or any entity organized, appointed or established by the Company, LCR or such subsidiaries for or pursuant to the terms of any such plan.

          (7) "Registration Statement" shall mean ARCO's registration statement on Form S-3 (Registration No. 33-53481) with respect to the Exchangeable Notes.

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          (8) "Voting Securities" shall mean all securities of a corporation or other entity having the right under ordinary circumstances to vote in an election of the Board of Directors, or similar managing group, of such corporation or other entity.


IN WITNESS WHEREOF, LYONDELL PETROCHEMICAL COMPANY, acting by and through its duly authorized officer, has caused this Instrument to be executed on this ____ day of August, 1997.


ATTEST:                                 LYONDELL PETROCHEMICAL COMPANY



By:________________________             By:_____________________________________
     Assistant Secretary                    Jeffrey R. Pendergraft
                                            Senior Vice President and Secretary

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